Exhibit 99.1

From: Rod Jones <Rod.Jones@strategytorevenue.com>
Date: April 23, 2016 at 3:35:10 AM EDT
To: Gary Macleod <gmacleod@alphapoint-us.com>
Subject: My resignation from the AlphaPoint board

Gary
Further to our recent conversation please accept this email as my resignation and request to be removed as a director of AlphaPoint
Regards
Rod

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